Exhibit 4.7

Exhibit 4.7 Form of Business Agreement with Petco

International Pet Supplies & Distribution, Inc.
A wholly owned subsidiary of PETCO Animal Supplies Stores, Inc.
9125 Rehco Road
San Diego, CA 92121

Agreement Type:	IMPORT
Agreement #:	11-18-022
Effective Date:	4/28/2011

PETCO BUSINESS AGREEMENT

This PETCO Business Agreement shall remain in effect unless otherwise terminated as stated in the Standard Terms & Conditions.
The prior mutually approved PETCO Business Agreement shall be extended through the day before the effective date identified above.
This PETCO Business Agreement shall supersede any prior approved PETCO Business Agreements.

1. VENDOR INFORMATION

Vendor ID: 109503	**Remit ID:** 109503	**Vendor IDs included:** 109503	**New Vendor:** ☒
Vendor Name: PETLO PET'S PRODUCTS CO LTD		**TIN:** 51477395-000-11-10-7	
DBA:			
Contact Name: DELLA ZHOU		**Email:** SALES02@DOGNESSPET.COM	
Main Phone #: 86-769-88753300		**Fax #:** 86-769-22767300	

2. PAYMENT INFORMATION

Payment Terms: NET 60 WIRE — Latter of Merchandise Receipt Date, Invoice Date, or Invoice Receipt Date

If other, please specify:

3. RETURNED GOODS ALLOWANCE (Includes Damaged, Out-of-Date, Customer Dissatisfaction, & Infested/Contaminated)

Allowance does not cover Merchandise which has been rejected prior to receipt or for which BUYER has revoked acceptance as stated in Section 14 of BUYER's Standard Terms & Conditions.

The Return Goods Allowance applies to all Vendor ID(s) above except:

Handling of Merchandise	Allowance % or $	Payment Method
All Merchandise will be destroyed unless otherwise mutually agreed in writing.	0.00%	

This allowance HAS NOT been included in the reduction in cost of goods for Return & Damaged Goods.

If actual expenses exceed the allowance amount, vendor will not be charged the difference.

4. OTHER FUNDING

Explanation	Allowance % or $	Payment Method
Incremental Marketing Funds	As Negotiated	A/R DEDUCT (DEBIT MEMO)

5. FREIGHT TERMS

Freight Terms: FOB: PORT OF ORIGIN

Vendor ID: 109503	**UNLOC Code:** CNYTN	**Port of Origin:** YANTIAN	**C-TPAT Compliant:** ☐ Yes ☒ No
Vendor ID:	**UNLOC Code:**	**Port of Origin:**	**C-TPAT Compliant:** ☐ Yes ☐ No
Vendor ID:	**UNLOC Code:**	**Port of Origin:**	**C-TPAT Compliant:** ☐ Yes ☐ No

6. COST CHANGES

Vendor must submit cost increases to BUYER at least 90 days prior to the proposed effective date. Any cost decreases submitted to BUYER will be effective 7 days from such submission. New vendors further agree that no cost increases shall take effect within the first 180 days after the effective date of this Agreement.

7. MISCELLANEOUS

7.1 BUYER will not accept any handwritten or other alteration of this PETCO Business Agreement.

7.2 Vendor, by executing and delivering this PETCO Business Agreement to BUYER, represents and warrants to BUYER that this PETCO Business Agreement has not been altered or modified in any manner whatsoever from the version that BUYER delivered to Vendor for execution.

PETCO SIGNATURES	VENDOR SIGNATURE
Merchandising Manager:	Company Officer:
VP/DMM:	
Date:	Date:

© 2011, PETCO. *Confidential and Proprietary. All rights reserved.* *(PETCO BUSINESS AGREEMENT, rev. 02/15/11)*

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